LaSalle Bank N.A.
135 South LaSalle Street
Suite 1625
Chicago, IL 60603

Global Securities and Trust Services

ANNUAL COMPLIANCE STATEMENT

VIA: EMAIL

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017

Re:   J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC19
        Commercial Mortgage Pass-Through Certificates Series 2007-CIBC19 (the "Trust")

            I, Barbara L. Marik, on behalf of LaSalle Bank National Association, as trustee and paying agent (the "Certifying Servicer"), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.    I have reviewed the Certifying Servicer's activities during the preceding calendar year or portion thereof and the Certifying Servicer's performance under the Pooling and Servicing Agreement; and

2.    To the best of my knowledge, based on my review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout such year or portion thereof.

Date: February 27, 2008

LaSalle Bank National Association, as Trustee and Paying Agent

By: /s/ Barbara L. Marik
       Barbara L. Marik
       Senior Vice President